EXHIBIT 99.2

North American Exploration, Inc.

(Formerly Signature Energy, Inc.)

Financial Statements

From Inception (August 18, 2006) through April 30, 2008

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
North American Exploration, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of North American Exploration, Inc. (An Exploration Stage Company) as of April 30, 2008 and April 30, 2007, and the related statements of operations, stockholders’ equity and cash flows for the years ended April 30, 2008 and April 30, 2007 and since inception on August 18, 2006 through April 30. 2007, and since inception on August 18, 2006 through April 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North American Exploration, Inc. (An Exploration Stage Company) as of April 30, 2008 and April 30, 2007, and the related statements of operations, stockholders’ equity and cash flows for the years ended April 30, 2008 and April 30, 2007 and since inception on August 18, 2006 through April 30. 2007, and since inception on August 18, 2006 through April 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, as of April 30, 2008 and April 30, 2007, the Company had a negative working capital of $509,192 and $448,371, respectively, which includes $501,000 and $453,500 in non-interest bearing loans from shareholders, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
September 8, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

NORTH AMERICAN EXPLORATION, INC.
(Formerly Signature Energy, Inc.)
(An Exploration Stage Company)
Balance Sheets
April 30, 2008 and 2007

	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$185,023	$765
Accounts receivable	56,745	33,928
Total current assets	241,768	34,693
Properties and equipment, at cost:
Proved oil and natural gas properties and equipment
using full cost accounting	424,852	387,767
Pipeline	107,500	107,500
	532,352	495,267
Accumulated depreciation and amortization	(9,344)	(8,275)
Total properties and equipment	523,008	486,992
Note receivable	76,000	76,000
Total assets	$840,776	$597,685

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable
Trade	$23,294	$5,280
Oil and gas proceeds due others	571	91
Loans from shareholders	501,000	453,500
Advances received from joint interest participants	189,471	24,193
Accrued expenses	1,374	-
Notes payable	35,250	-
Total current liabilities	750,960	483,064

Commitments and contingencies

Stockholders' equity:
Common stock: $0.01 par value; 1,000,000 shares
authorized; 10,000 shares issued and outstanding at
April 30, 2008 and 2007	100	100
Additional paid in capital	119,900	119,900
Deficit accumulated during the exploration stage	(30,184)	(5,379)
Total stockholders' equity	89,816	114,621
Total liabilities and stockholders' equity	$840,776	$597,685

See accompanying notes to financial statements

NORTH AMERICAN EXPLORATION, INC.
(Formerly Signature Energy, Inc.)
(An Exploration Stage Company)
Statements of Operations
For the year ended April 30, 2008, the period from inception (August 18, 2006) through
April 30, 2007 and the period from inception (August 18, 2006) through April 30, 2008

		Inception	Inception
		(August 18, 2006)	(August 18, 2006)
		through	through
		April 30,	April 30,
	2008	2007	2008

Oil and natural gas sales	$6,374	$11,738	$18,112
Costs and expenses
Oil and natural gas production taxes	459	846	1,305
Oil and natural gas production expenses	23,610	15,231	38,841
Depreciation and amortization	1,069	775	1,844
General and administrative expense, net of
operator's overhead fees	4,722	265	4,987
	29,860	17,117	46,977
Loss from operations	(23,486)	(5,379)	(28,865)
Other income (expense):
Other income	54	-	54
Interest expense	(1,373)	-	(1,373)
Total other income (expense)	(1,319)	-	(1,319)
Loss before income taxes	(24,805)	(5,379)	(30,184)
Provision for income taxes	-	-	-
Net loss	$(24,805)	$(5,379)	$(30,184)

Net loss per common share, basic and diluted	$(2.48)	$(0.54)	$(3.02)

Weighted average common shares outstanding	10,000	10,000	10,000

See accompanying notes to financial statements

NORTH AMERICAN EXPLORATION, INC.
(Formerly Signature Energy, Inc.)
(An Exploration Stage Company)
Statements of Stockholers Equity
For the year ended April 30, 2008, the period from inception (August 18, 2006) through
April 30, 2007 and the period from inception (August 18, 2006) through April 30, 2008

				Deficit
			Additional	Accumulated
	Common stock		Paid-in	During the
	Shares	Amount	Capital	Exploration Stage	Total

BALANCE August 18, 2006	-	$-	$-	$-	$-
Common stock issued for cash	1,667	17	19,983	-	20,000
Common stock issued for net assets	8,333	83	99,917	-	100,000
Net loss	-	-		(5,379)	(5,379)
BALANCE April 30, 2007	10,000	100	119,900	(5,379)	114,621
Net loss	-	-	-	(24,805)	(24,805)
BALANCE April 30, 2008	10,000	$100	$119,900	$(30,184)	$89,816

See accompanying notes to financial statements

NORTH AMERICAN EXPLORATION, INC.
(Formerly Signature Energy, Inc.)
(An Exploration Stage Company)
Statements of Cash Flows, Continued
For the year ended April 30, 2008, the period from inception (August 18, 2006) through
April 30, 2007 and the period from inception (August 18, 2006) through April 30, 2008

		Inception	Inception
		(August 18, 2006)	(August 18, 2006)
		through	through
		April 30,	April 30,
	2008	2007	2008
Operating activities
Net loss	$(24,805)	$(5,379)	$(30,184)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization	1,069	775	1,844
Accounts receivable	(22,817)	(33,928)	(56,745)
Accounts payable	18,014	5,280	23,294
Accrued expenses	1,374	-	1,374
Oil and gas proceeds due others	480	91	571
Advances from joint interest owners	165,278	15,523	180,801
Net cash used in operating activities	138,593	(17,638)	120,955

Investing activities
Payments for oil and natural gas properties and
equipment	(37,085)	(84,097)	(121,182)
Proceeds from sale of oil and natural gas properties	-	7,500	7,500
Payments for pipeline	-	(7,500)	(7,500)
Net cash used in investing activities	(37,085)	(84,097)	(121,182)
Financing activities
Loan proceeds	35,250	-	35,250
Loans from shareholders	47,500	82,500	130,000
Sale of common stock	-	20,000	20,000
Net cash provided by financing activities	82,750	102,500	185,250
Net increase in cash and cash equivalents	184,258	765	185,023
Cash and cash equivalents, beginning of period	765	-	-
Cash and cash equivalents, end of period	$185,023	$765	$185,023
			(Continued)

See accompanying notes to financial statements

NORTH AMERICAN EXPLORATION, INC.
(Formerly Signature Energy, Inc.)
(An Exploration Stage Company)
Statements of Cash Flows, Continued
For the year ended April 30, 2008, the period from inception (August 18, 2006) through
April 30, 2007 and the period from inception (August 18, 2006) through April 30, 2008

		Inception	Inception
		(August 18, 2006)	(August 18, 2006)
		through	through
		April 30,	April 30,
	2008	2007	2008

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$-	$-	$-
Income taxes	-	-	-
Non-cash investing and financing activities:
Common stock issued for:
Notes receivable	$-	$76,000	$76,000
Oil and gas properties	-	303,670	303,670
Interest in pipeline	-	100,000	100,000
Loans to shareholders assumed	-	(371,000)	(371,000)
Advance from joint interest participant assumed	-	(8,670)	(8,670)
		$100,000	$100,000

See accompanying notes to financial statements

NORTH AMERICAN EXPLORATION, INC.
(Formerly Signature Energy, Inc.)
(An Exploration Stage Company)
Notes to Financial Statements

NOTE 1:	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The financial statements include the accounts of North American Exploration, Inc. (“NAEI”) (formerly Signature Energy, Inc.).

The Company was incorporated in Nevada on August 18, 2006 as Signature Energy, Inc. and changed its name to North American Exploration, Inc. on June 2, 2008.

Business
NAEI is a privately held, independent oil and natural gas company engaged in the acquisition, exploration and development of oil and natural gas properties and the production of oil and natural gas. The Company operates in the upstream segment of the oil and gas industry with activities, including the drilling, completion and operation of oil and gas wells in Oklahoma. The Company also has an interest in a pipeline in its area of operations which is used for gathering its gas and the gas production of other producers.

Exploration stage
The Company is in the exploration stage and has realized only nominal revenue to date. The Company is now beginning to develop leasehold which it owns in Washington County, Oklahoma. Accordingly, the operation of the Company is presented as those of an exploration stage enterprise, from its inception (August 18, 2006) as prescribed by Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Cash and cash equivalents
The Company considers all cash on hand; cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions.

Revenue recognition
The Company predominately derives its revenue from the sale of produced crude oil and natural gas. Revenue is recorded in the month the product is delivered to the purchaser. At the end of each month, the Company estimates the amount of production delivered to purchasers and the price it will receive. Variances between the Company’s estimated revenue and actual payment are recorded in the month the payment is received, however, difference have been insignificant.

Property and equipment
The Company follows the full cost method of accounting for oil and natural gas operations. Under this method all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of oil and natural gas reserves are capitalized. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves. The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has determined that such properties are impaired. The Company had no capitalized costs related to unevaluated properties at April 30, 2008 and 2007, respectively. As properties are evaluated, the related costs would be transferred to proven oil and natural gas properties using full cost accounting. All capitalized costs were included in the amortization base as of April 30, 2008 and 2007.

Under the full cost method the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the “Ceiling Limitation”). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. The net book value is compared to the ceiling limitation on a quarterly and yearly basis. The excess, if any, of the net book value above the ceiling limitation is charged to expense in the period in which it occurs and is not subsequently reinstated. Reserve estimates used in determining estimated future net revenues have been prepared by the Company with the assistance of a consultant.

Other property and equipment consists principally of the Company’s interest in the pipeline. Other property and equipment and related accumulated amortization and depreciation are relieved upon retirement or sale and the gain or loss is included in operations. Renewals and replacements that extend the useful life of property and equipment are treated as capital additions. Accumulated depreciation of other property and equipment at April 30, 2008 and 2007 is approximately $716 and $0, respectively.

In accordance with the impairment provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company assesses the recoverability of the carrying value of its non-oil and gas long-lived assets when events occur that indicate an impairment in value may exist. An impairment loss is indicated if the sum of the expected undiscounted future net cash flows is less than the carrying amount of the assets. If this occurs, an impairment loss is recognized for the amount by which the carrying amount of the assets exceeds the estimated fair value of the asset. No impairments were recorded in 2008 or 2007.

Depreciation and amortization
All capitalized costs of oil and natural gas properties and equipment, including the estimated future costs to develop proved reserves, are amortized using the unit-of-production method based on total proved reserves. Depreciation of other equipment is computed on the straight line method over the estimated useful lives of the assets, which range from three to twenty-five years.

Natural gas sales and gas imbalances
The Company follows the entitlement method of accounting for natural gas sales, recognizing as revenues only its net interest share of all production sold. Any amount attributable to the sale of production in excess of or less than the Company’s net interest is recorded as a gas balancing asset or liability. At April 30, 2008 and 2007, there were no natural gas imbalances.

Credit and market risk
The Company sells oil and natural gas to one customer and participates with other parties in the drilling, completion and operation of oil and natural gas wells. Join interest and oil and natural gas sales receivables related to these operations are generally unsecured. The Company provides an allowance for doubtful accounts for certain joint interest owners’ receivable balances when the Company believes the recoverable balance may not be collected. The Company has the right of offset of the joint interest owners’ share of natural gas production against amounts owed by the joint interest owners. Accounts receivable are presented net of the related allowance for doubtful accounts.

In 2008 and 2007, the Company had cash deposits in certain banks that at times exceeded the maximum insured by the Federal Deposit Insurance Corporation. The Company monitors the financial condition of the banks and has experienced no losses on these accounts.

General and administrative expense
The Company receives fees for the operation of jointly owned oil and natural gas properties and records such reimbursements as reductions of general and administrative expense. Such fees totaled approximately $9,600 and $6,200 in 2008 and 2007, respectively.

Oil and natural gas reserve estimates
The Company prepared its oil and natural gas reserves with the assistance of a consultant. Proved reserves, estimated future net revenues and the present value of our reserves are estimated based upon a combination of historical data and estimates of future activity. Consistent with SEC requirements, we have based our present value of proved reserves on spot prices on the date of the estimate. The reserve estimates are used in calculating depletion, depreciation and amortization and in the assessment of the Company’s Ceiling Limitation. Significant assumptions are required in the valuation of proved oil and natural gas reserves which, as described herein, may affect the amount at which oil and natural gas properties are recorded. Actual results could differ materially from these estimates.

Income taxes
Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes. Deferred taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements, and tax carry forwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Earnings (loss) per common share
Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, “Earnings per Share” (“SFAS No. 128”), which established new standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding. At April 30, 2008 and 2007, there were no potentially dilutive common stock equivalents. Accordingly, basic and diluted earnings (loss) per share are the same for each of the periods presented.

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
Financial instruments consist of accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Contingencies
Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Company management and its legal counsel assess such contingencies related to legal proceeding that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probably that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or if probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Asset retirement obligations
SFAS No. 143, “Accounting for Asset Retirement Obligations,” addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs and amends FASB Statement No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies.” SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the associated retirement costs be capitalized as part of the carrying amount of the long-lived asset. The Company determines its asset retirement obligation by calculating the present value of the estimated cash flows related to the liability. Periodic accretion of the discount of the estimated liability would be recorded in the statement of operations. At April 30, 2008 and 2007, the Company has estimated that its share of the salvage value of lease equipment would exceed its share of the cost of plugging and abandoning its producing properties.

Recent accounting pronouncements
There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning May 1, 2008. The Company is currently evaluating the impact of SFAS No. 159, but does not expect that it will have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations,” (SFAS 141R) and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160”). Both SFAS 141R and SFAS 160 are to be adopted effective May 1, 2009. SFAS 141R requires the application of several new or modified accounting concepts that, due to their complexity, could introduce a degree of volatility in periods subsequent to a material business combination. SFAS 141R requires that all business combinations result in assets and liabilities acquired being recorded at fair value, with limited exceptions. Other areas related to business combinations that will require changes from current GAAP included: contingent consideration, acquisition costs, contingencies, restructuring costs, in process research and development and income taxes, among others. SFAS 160 will primarily impact the presentation of minority or noncontrolling interests within the balance sheet and statement of operations as well as the accounting for transactions with noncontrolling interest holders.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (“SFAS 160”). This statement amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. We do not expect the adoption of this pronouncement to have an impact on our financial position or results of operations.

NOTE 2:	ACCOUNTS AND NOTE RECEIVABLE

Accounts receivable at April 30, 2008 and 2007 include the following:

	2008	2007

Natural gas sales, net	$2,857	$-
Joint interest operations, net	51,019	33,928
Other, net	2,869	-
	$56,745	$33,928

Effective July 3, 2008, the Company acquired interest in certain oil and gas properties for which approximately $31,402 at April 30, 2008, in joint interest operations receivables was the consideration.

The Company has a note receivable with a balance of $76,000 at April 30, 2008 and 2007, which is currently accruing interest at its default rate of 12%. At April 30, 2008, accrued interest on the note in the amount of $16,304 has been earned, but has not been recorded, since the note is in default. The Company expects to ultimately receive other assets in exchange for the note.

NOTE 3:	RELATED PARTY TRANSACTIONS

The Company has non-interest bearing obligations to its shareholders at April 30, 2008 and 2007, as follows:

	2008	2007

Assets acquired from shareholders	$371,000	$371,000
Cash received	130,000	82,000
	$501,000	$453,000

The Company acquired the following assets from its shareholders and assumed the liability to its shareholders in August 2006:

2007

Note receivable	$76,000
Oil and gas properties	303,670
Interest in pipeline	100,000
Assets acquired	479,670
Advance from joint interest participant assumed	(8,670)
Common stock issued	(100,000)
Liability to shareholders	$371,000

The Company sells its gas pursuant to a contract with a gathering system principally owned by an affiliate. The Company receives a price equal to 70% of the posted price. The affiliate retains the other 30% of the posted price for gathering fees and marketing fees.

NOTE 4:	CONVERTIBLE NOTES PAYABLE

At June 30, 2008, the Company had a convertible line-of-credit with a balance of $35,250 with interest at 8% which was due in August 2008. In July 2008, the Company exchanged 1,000 shares of its common stock for the convertible note payable with a principal balance of $35,250 and the related accrued interest.

NOTE 5:	STOCKHOLDER’S EQUITY

COMMON STOCK

The Company has 1,000,000 shares of its $0.01 par value common stock authorized. At April 30, 2008 and 2007 the Company has 10,000 shares issued and outstanding.

NOTE 6:	INCOME TAXES

The Company has not provided a deferred tax benefit or expense for the year ended April 30, 2008 or the period from inception (August 18, 2006) through April 30, 2007, as all net deferred tax assets have a full valuation allowance.

Actual income tax benefit applicable to net loss before income taxes is reconciled with the “normally expected” federal income tax as follows:

	2008	2007

"Normally expected" income tax benefit	$(8,400)	$(1,800)
State income taxes net of federal income tax benefit	(1,000)	(200)
Other	(100)	(100)
Valuation allowance	9,500	2,100
Total	$-	$-

The Company’s income tax provision was computed based on the federal statutory rate and the average state rates, net of the related federal benefit. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	2008	2007

Net operating loss carryforward	$37,900	$22,800
Depreciable/depletable property, plant and equipment	(26,300)	(20,700)
Valuation allowance	(11,600)	(2,100)
Total	$-	$-

At April 30, 2008, the Company has a net operating loss carryforward in the amount of approximately $100,000, which expires in 2027 and 2028.

NOTE 7:	COMMITMENTS AND CONTINGENCIES

The Company currently maintains its corporate office in the office of its accountant at no charge.

NOTE 8:	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company commenced operations in September 2006.

At April 30, 2008 and 2007 the Company had negative working capital of $509,192 and $448,371, respectively, which includes $501,000 and $453,500 in non-interest bearing loans from shareholders. The Company expects to refinance some debt and, with the acquisition by Mar Ked Mineral Exploration, Inc. discussed below, expects to raise some capital with private placements of common stock.

In addition, the Company expects to sell all of its interest in its existing developmental drilling prospects on a 1/3 for 1/4 basis and be carried to the tanks, thus having no additional up-front capital costs on existing properties. This method of operations allows the company to participate in a larger number of prospects with a relatively low capital outlay.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 9:	SUBSEQUENT EVENTS

Acquisition by Mar Ked Mineral Exploration, Inc.

On July 28, 2008, shareholders of the Company entered into a stock purchase agreement with Mar Ked Mineral Exploration, Inc. (“MKME”). MKME issued 21,000,000 restricted shares of its common stock to the shareholders of the Company in exchange for 100% of the issued and outstanding common stock of the Company. Completion of the stock purchase agreement resulted in the shareholders of the Company having control of MKME. Accordingly, the transaction is recorded for accounting purposes as the acquisition of the Company by MKME with the Company as the acquirer (reverse acquisition).

Prior to the acquisition of the Company by MKME, MKME was primarily engaged in the acquisition, exploration, and development of mining properties in Canada.

Pipeline lease and property acquisition

On July 3, 2008, the Company entered into a multi-party 99 year lease agreement with Apollo Energy, Inc. and its affiliates (“Apollo”) for approximately twenty miles of pipeline in exchange for a payment of $50,000 to Apollo by the Company. The Company formed an LLC which is owned 75% by the Company and 25% by third parties, which is entitled to receive revenues in the amount of $0.15 per thousand cubic foot of natural gas which flows through the pipeline from Washington Gathering System, Inc. (“WGS”), the owner of the tap into the natural gas delivery line and the operator of the gathering system. The fee owed by WGS is included in the fees WGS charges the Company and other producers for marketing and gathering the natural gas.

In addition, the Company acquired Apollo’s 37.5% working interest in three properties in exchange for joint interest billings owed to the Company in the amount of $31,402 at April 30, 2008.

NOTE 10:	SUPPLEMENTARY OIL AND GAS RESERVE INFORMATION (UNAUDITED)

The Company has interest in oil and natural gas properties that are all located in Washington County, Oklahoma at April 30, 2008.

The Company prepared its own year-end estimates of future net recoverable oil and natural gas reserves. Estimated proved net recoverable reserves as shown below include only those quantities that can be expected to be commercially recoverable at prices and costs in effect at the balance sheet dates existing under existing regulatory practices and with conventional equipment and operating methods.

Proved developed reserves represent only those reserves expected to be recovered through existing wells. Proved undeveloped reserves include those reserves expected to be recovered from new wells on un-drilled acreage or from existing wells on which a relatively major expenditure is required for re-completion.

Capitalized costs relating to oil and natural gas producing activities and related accumulated depreciation and amortization at April 30, 2008 and 2007 are summarized as follows:

	2008	2007

Proved oil and natural gas properties under full cost	$424,852	$387,767
Accumulated depreciation and amortization	(8,628)	(8,275)
	$416,224	$379,492

Costs incurred in oil and natural gas producing activities for the year ended April 30, 2008, and the period from inception (August 18, 2006) through April 30, 2007 are summarized as follows:

	2008	2007

Acquisition of proved properties from shareholders	$-	$303,670
Development costs (1)	37,084	84,097
Sale of producing properties	-	(7,500)
	$37,084	$380,267

Amortization rate per equivalent gas MCF	$0.26	$0.25

(1)	Development costs are principally the costs of drilling and completing a salt water disposal well.

Net quantities of proved and proved developed reserves of natural gas are summarized as follows:

Inception, August 18, 2006	-
Purchase of reserves in place	1,569,702
Sale of reserves in place	(38,648)
Production	(3,098)
Balance, April 30, 2007	1,527,956
Extensions and discoveries	77,296
Production	(1,357)
Balance, April 30, 2008	1,603,895

Proved developed reserves:
April 30, 2008	405,805
April 30, 2007	329,866

The following is a summary of a standardized measure of discounted net cash flows related to the Company’s proved natural gas reserves. For these calculations, estimated future cash flows from estimated future production of proved reserves were computed using natural gas spot prices as of the end of the period presented. Future development and production costs attributable to the proved reserves were estimated assuming that existing conditions would continue over the economic lives of the individual leases and costs were not escalated for the future. Estimated future income tax expenses were calculated by applying future statutory tax rates (based on the current tax law adjusted for permanent differences and tax credits) to the estimated future pretax net cash flows related to proved natural gas reserves, less the tax basis of the properties involved.

The Company cautions against using this data to determine the fair value of its natural gas properties. To obtain the best estimate of the fair value of the natural gas properties, forecasts of future economic conditions, varying discount rates, and consideration of other than proved reserves would have to be incorporated into the calculation. In addition, there are significant uncertainties inherent in estimating quantities of proved reserves and in projection rates of production that impair the usefulness of the data.

The standardized measure of discounted future net cash flows relating to proved natural gas reserves at April 30, 2008 and 2007 are summarized as follows:

	2008	2007

Future cash inflows	$9,235,663	$6,439,843
Future production costs	(2,489,998)	(2,192,250)
Future development costs (1)	-	-
Future income tax expenses	(2,293,526)	(1,444,178)
Future net cash flows	4,452,139	2,803,415
10% annual discount for estimated timing of cash flows	(2,529,061)	(1,523,742)
Standardized measure of discounted future net cash flows	$1,923,078	$1,279,673

(1)
The Company plans to sell all of its interest in its existing developmental drilling on a 1/3 for 1/4 basis and be carried to the tanks, thus having no additional up-front capital costs on existing properties.

The following are the principal sources of changes in the standardized measure of discounted future net cash flows of the Company for the year ended April 30, 2008 and the period from inception (August 18, 2006) through April 30, 2007:

	2008	2007
Standardized measure of discounted future net cash flows
at beginning of period	$1,279,673	$-
Changes during the period:
Sales of natural gas produced, net of production costs	17,695	4,339
Net changes in prices and production costs	516,232	-
Development costs incurred and revisions	77,296	-
Sales of reserves in place	-	(32,396)
Purchase of reserves in place	-	1,307,730
Revision of previous quantity estimates	32,182	-
Net change	643,405	1,279,673
Standardized measure of discounted future net cash flows
at end of period	$1,923,078	$1,279,673

Prices used in computing these calculations of future production of proved reserves were $6.205 and $4.66 per thousand cubic feet (MCF) of natural gas at April 30, 2008 and 2007, respectively.